Exhibit 99.1

Sonus Networks Reports 2016 First Quarter Results

For Immediate Release: April 27, 2016

WESTFORD, Mass. — Sonus Networks, Inc. (Nasdaq: SONS), a global leader in secure and intelligent Cloud communications, today announced results for the first quarter ended March 31, 2016.

First Quarter 2016 Highlights

•                  Total Company revenue was $59.2 million, compared to $50.1 million in the first quarter of 2015.

•                  Product revenue was $34.8 million, compared to $24.9 million in the first quarter of 2015.

•                  Service revenue was $24.4 million, compared to $25.2 million in the first quarter of 2015.

•                  GAAP gross margin was 64.9%, compared to 58.3% in the first quarter of 2015.

•                  Non-GAAP gross margin was 68.4%, compared to 61.5% in the first quarter of 2015.

•                  GAAP operating expenses were $42.3 million, compared to $48.1 million in the first quarter of 2015.

•                  Non-GAAP operating expenses were $38.0 million, compared to $43.5 million in the first quarter of 2015.

•                  GAAP loss per share was $0.09; non-GAAP diluted earnings per share was $0.03.

•                  Cash and investments were $142.4 million at the end of the first quarter of 2016, compared to $142.2 million at the end of the fourth quarter of 2015.

“I am very pleased with our financial performance in the first quarter of 2016 and our outlook for fiscal year 2016, which underscores our strategic relationships with our core customers,” said Ray Dolan, Sonus president and CEO.  “We had two 10% customers in the first quarter of 2016 and total revenue grew 18% versus the comparable period last year.  We continued to see strong order flow resulting in a book-to-bill ratio above one.”

“Our multi-year approach has been to focus on innovation and to invest aggressively in research and development because we are confident that we have the right strategy as our customers are making the transition from a traditional telecommunications network architecture to a Cloud-based software-defined network. These continuing investments in our future are paying off, which can be seen in our technical leadership in the session border controller space, as well as good year-over-year progress on gross margins, solid focus on operating expenses and improved profitability,” continued Dolan.

Mark Greenquist, Sonus CFO, commented, “We realized strong non-GAAP gross margins due to favorable product mix that exceeded our guidance by almost 200 basis points. This solid gross margin performance combined with lower operating expenses resulted in our non-GAAP diluted earnings per share of $0.03, which far outperformed our guidance of a loss per share of $0.01 to $0.03. Our non-GAAP operating expenses decreased by more than $5 million in our first quarter of 2016 versus the comparable prior period as we realized the full benefit of our 2015 cost reduction program.  We ended our first quarter of 2016 with cash and equivalents of $142.4 million as a result of strong collections.  Days

Sales Outstanding were 52 days in the first quarter of 2016, compared to 61 days in the fourth quarter of 2015. We ended the first quarter of 2016 with approximately 1,050 employees, which was flat as compared to our fiscal year end 2015.”

Stock Buyback Program

During the first quarter of 2016, the Company repurchased a total of 0.2 million shares at a weighted average price of $7.49 per share, for a total of $1.5 million.  Under the current stock buyback program, the Company is authorized to repurchase up to an additional $13.5 million of the Company’s common stock as of the end of its first quarter of 2016.

Q216 and FY16 Guidance

The Company’s guidance is based on current indications for its business, which is subject to change.  Gross margin, operating expenses and diluted earnings per share are presented on a non-GAAP basis.  A reconciliation of the non-GAAP to GAAP guidance and a statement on the use of non-GAAP financial measures are included at the end of this press release.

	Q216 Guidance	FY16 Guidance
Total Company Revenue	$59 million to $60 million	$255 million to $265 million
Non-GAAP Gross Margin(1)	68.5%	Not provided
Non-GAAP Operating Expenses(1)	$38 million to $39 million	Not provided
Non-GAAP Diluted Earnings per Share(1)	$0.03 to $0.04	$0.27 to $0.34
Diluted Shares	50 million	50 million

(1)  Please see the reconciliation of Non-GAAP and GAAP financial measures in the press release appendix.

Conference call details:

Date:  April 27, 2016

Time:  8:30 a.m. (ET)

Dial-in number:  800-668-4115

International callers:  +1-303-223-4384

The Company will offer a live, listen-only Webcast of the conference call via the Sonus Networks Investor Web site at http://investors.sonusnet.com/events.cfm where supporting materials, including a presentation and supplemental financial and operational data, have been posted.

Replay Information

A telephone playback of the call will be available following the conference call until May 11, 2016 and can be accessed by calling 800-633-8284 or +1-402-977-9140 for international callers.  The reservation number for the replay is 21809005.

Accounting Period

Beginning in fiscal 2016, the Company will report its first, second and third quarters on a month-end basis, such that the first quarter ended on March 31, 2016, the second quarter will end on June 30, 2016, and the third quarter will end on September 30, 2016.  The Company’s fiscal-year end will continue to end on December 31.

Tags

Sonus Networks, Sonus, SONS, 2016 first quarter, 2016 earnings, results, IP-based network solutions, SBC, DSC, SWe, SDN, software edition, software SBC, session border controller, session management, SIP trunking, Cloud VoIP communications, unified communications, UC, VoIP, IP, media gateway, GSX, NFV

About Sonus Networks

Sonus brings intelligence and security to real-time communications.  By helping the world embrace the next generation of cloud-based SIP and 4G/LTE solutions, Sonus enables and secures latency-sensitive, mission critical traffic for VoIP, video, instant messaging and online collaboration.  With Sonus, enterprises can give priority to real-time communications based on smart business rules while service providers can offer reliable, comprehensive and secure on-demand network services to their customers. With solutions deployed in more than 100 countries and nearly two decades of experience, Sonus offers a complete portfolio of hardware-based and virtualized session border controllers (SBCs), diameter signaling controllers (DSCs), policy/routing servers, network intelligence applications, media and signaling gateways and network analytics tools.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.

Important Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this release, including statements made by our executive officers in the section “First Quarter 2016 Highlights”, statements in the section “Q216 and FY16 Guidance”, and statements regarding our future results of operations and financial position, business strategy, strategic position, plans and objectives of management for future operations and plans for future product development and manufacturing, are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the timing of customer purchasing decisions and our recognition of revenues; economic conditions; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring and cost-containment activities; our ability to realize benefits from the Network Equipment Technologies, Inc. (NET) and Performance Technologies, Incorporated (PT) acquisitions and the Treq Labs, Inc. (Treq) asset acquisition; the effects of disruption from the PT and Treq transactions, making it more difficult to maintain relationships with employees, customers, business partners or government entities; the success implementing the integration strategies of NET, PT and Treq assets; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  We therefore caution you against relying on any of these forward-looking statements.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Part II, Item 7A “Quantitative and Qualitative Disclosures About Market Risk” and Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2016.  Any forward-looking statement made by us in this release speaks only as of the date of this release.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other Company and product names may be trademarks of the respective companies with which they are associated.

Discussion of Non-GAAP Financial Measures

Sonus management uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  By continuing operations, we mean the ongoing results of the business excluding certain expenses and credits, including, but not limited to: stock-based compensation, amortization of intangible assets, acquisition-related expense, restructuring and other income arising from certain transactions.  We consider the use of non-GAAP earnings (loss) per share helpful in assessing the performance of the continuing operations of our business.  While our management uses non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Sonus’ financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the comparison of our financial statements to compare our financial results to our historical operating results and to other companies in our industry.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

We consider certain transition, integration and other acquisition-related costs to be unpredictable and dependent on a significant number of factors that may be outside of our control.  We do not consider these acquisition-related costs to be related to the continuing operations of the acquired business or the Company.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs.  We believe that excluding acquisition-related costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We have recorded restructuring expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce.  We review our restructuring accruals regularly and record adjustments (both expense and credits) to these estimates as required.  We believe that excluding restructuring expense and credits facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

In October 2015, we sold the PT domain name and recognized a gain, net of commission and fees, of $0.9 million.  This amount is included as a component of Other income, net.  We believe that excluding the other income arising from this sale facilitates the comparison of our financial results to our historical results and to other companies in our industry.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views the operating results.  We further believe that providing this information helps investors to better understand our financial performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

For more information

Mark Greenquist

(978) 614-8200

mgreenquist@sonusnet.com

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	March 31,	December 31,	March 27,
	2016	2015	2015
Revenue:
Product	$34,769	$47,776	$24,865
Service	24,382	28,550	25,280
Total revenue	59,151	76,326	50,145

Cost of revenue:
Product	11,536	14,385	11,648
Service	9,212	9,640	9,267
Total cost of revenue	20,748	24,025	20,915

Gross profit	38,403	52,301	29,230

Gross margin:
Product	66.8%	69.9%	53.2%
Service	62.2%	66.2%	63.3%
Total gross margin	64.9%	68.5%	58.3%

Operating expenses:
Research and development	17,318	19,266	19,339
Sales and marketing	16,595	19,029	19,765
General and administrative	8,371	9,104	9,224
Acquisition-related	—	—	107
Restructuring	—	842	(339)
Total operating expenses	42,284	48,241	48,096

Income (loss) from operations	(3,881)	4,060	(18,866)
Interest income, net	164	117	28
Other income, net	103	939	45

Income (loss) before income taxes	(3,614)	5,116	(18,793)
Income tax provision	(1,040)	(413)	(566)

Net income (loss)	$(4,654)	$4,703	$(19,359)

Income (loss) per share:
Basic	$(0.09)	$0.09	$(0.39)
Diluted	$(0.09)	$0.09	$(0.39)

Shares used to compute income (loss) per share:
Basic	49,484	49,685	49,423
Diluted	49,484	49,906	49,423

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$42,649	$50,111
Short-term investments	55,712	58,533
Accounts receivable, net	34,416	51,533
Inventory	22,450	23,111
Other current assets	14,599	11,853
Total current assets	169,826	195,141

Property and equipment, net	12,694	13,620
Intangible assets, net	24,141	26,087
Goodwill	40,310	40,310
Investments	44,007	33,605
Deferred income taxes	1,712	1,879
Other assets	5,188	2,249
	$297,878	$312,891

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,468	$5,949
Accrued expenses	17,381	31,963
Current portion of deferred revenue	40,956	38,716
Current portion of long-term liabilities	1,071	821
Total current liabilities	63,876	77,449

Deferred revenue	7,349	7,374
Deferred income taxes	2,457	2,282
Other long-term liabilities	2,588	2,760
Total liabilities	76,270	89,865

Commitments and contingencies

Stockholders equity:
Common stock	50	49
Additional paid-in capital	1,243,612	1,240,803
Accumulated deficit	(1,027,896)	(1,023,242)
Accumulated other comprehensive income	5,842	5,416
Total stockholders’ equity	221,608	223,026
	$297,878	$312,891

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended
	March 31,	March 27,
	2016	2015
Cash flows from operating activities:
Net loss	$(4,654)	$(19,359)
Adjustments to reconcile net loss to cash flows provided by (used in) operating activities:
Depreciation and amortization of property and equipment	1,981	2,575
Amortization of intangible assets	1,946	1,647
Stock-based compensation	4,415	4,820
Loss on disposal of property and equipment	14	12
Deferred income taxes	418	155
Changes in operating assets and liabilities:
Accounts receivable	17,267	7,302
Inventory	(1,237)	(3,034)
Other operating assets	(3,531)	(75)
Accounts payable	(1,592)	(2,115)
Accrued expenses and other long-term liabilities	(13,855)	(13,014)
Deferred revenue	2,142	3,610
Net cash provided by (used in) operating activities	3,314	(17,476)

Cash flows from investing activities:
Purchases of property and equipment	(952)	(2,512)
Business acquisitions, net of cash acquired	(750)	(10,147)
Purchases of marketable securities	(29,574)	(1,649)
Sale/maturities of marketable securities	21,867	13,518
Net cash used in investing activities	(9,409)	(790)

Cash flows from financing activities:
Proceeds from sale of common stock in connection with employee stock purchase plan	632	1,668
Proceeds from exercise of stock options	5	1,687
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(786)	(1,995)
Repurchase of common stock	(1,456)	(6,084)
Principal payments of capital lease obligations	(14)	(20)
Net cash used in financing activities	(1,619)	(4,744)

Effect of exchange rate changes on cash and cash equivalents	252	(55)

Net decrease in cash and cash equivalents	(7,462)	(23,065)
Cash and cash equivalents, beginning of year	50,111	41,157
Cash and cash equivalents, end of period	$42,649	$18,092

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation, amortization of intangible assets and the gain on the sale of a domain name included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	March 31,	December 31,	March 27,
	2016	2015	2015
Stock-based compensation
Cost of revenue - product	$71	$79	$74
Cost of revenue - service	332	369	380
Cost of revenue	403	448	454

Research and development expense	1,179	1,287	1,358
Sales and marketing expense	1,020	1,273	1,016
General and administrative expense	1,813	1,789	1,992
Operating expense	4,012	4,349	4,366

Total stock-based compensation	$4,415	$4,797	$4,820

Amortization of intangible assets
Cost of revenue - product	$1,627	$1,717	$1,168

Sales and marketing	319	415	479
Operating expense	319	415	479

Total amortization of intangible assets	$1,946	$2,132	$1,647

Gain on sale of domain name
Other income, net	$—	$896	$—

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	March 31,	December 31,	March 27,
	2016	2015	2015

GAAP gross margin - product	66.8%	69.9%	53.2%
Stock-based compensation expense	0.2%	0.2%	0.3%
Amortization of intangible assets	4.7%	3.5%	4.7%
Non-GAAP gross margin - product	71.7%	73.6%	58.2%

GAAP gross margin - service	62.2%	66.2%	63.3%
Stock-based compensation expense	1.4%	1.3%	1.5%
Non-GAAP gross margin - service	63.6%	67.5%	64.8%

GAAP total gross margin	64.9%	68.5%	58.3%
Stock-based compensation expense	0.7%	0.6%	0.9%
Amortization of intangible assets	2.8%	2.3%	2.3%
Non-GAAP total gross margin	68.4%	71.4%	61.5%

GAAP total gross profit	$38,403	$52,301	$29,230
Stock-based compensation expense	403	448	454
Amortization of intangible assets	1,627	1,717	1,168
Non-GAAP total gross profit	$40,433	$54,466	$30,852

GAAP research and development expense	$17,318	$19,266	$19,339
Stock-based compensation expense	(1,179)	(1,287)	(1,358)
Non-GAAP research and development expense	$16,139	$17,979	$17,981

GAAP sales and marketing expense	$16,595	$19,029	$19,765
Stock-based compensation expense	(1,020)	(1,273)	(1,016)
Amortization of intangible assets	(319)	(415)	(479)
Non-GAAP sales and marketing expense	$15,256	$17,341	$18,270

GAAP general and administrative expense	$8,371	$9,104	$9,224
Stock-based compensation expense	(1,813)	(1,789)	(1,992)
Non-GAAP general and administrative expense	$6,558	$7,315	$7,232

GAAP operating expenses	$42,284	$48,241	$48,096
Stock-based compensation expense	(4,012)	(4,349)	(4,366)
Amortization of intangible assets	(319)	(415)	(479)
Acquisition-related expense	—	—	(107)
Restructuring	—	(842)	339
Non-GAAP operating expenses	$37,953	$42,635	$43,483

GAAP income (loss) from operations	$(3,881)	$4,060	$(18,866)
Stock-based compensation expense	4,415	4,797	4,820
Amortization of intangible assets	1,946	2,132	1,647
Acquisition-related expense	—	—	107
Restructuring	—	842	(339)
Non-GAAP income (loss) from operations	$2,480	$11,831	$(12,631)

GAAP income (loss) from operations as a percentage of revenue	-6.6%	5.3%	-37.6%
Stock-based compensation expense	7.5%	6.3%	9.6%
Amortization of intangible assets	3.3%	2.8%	3.3%
Acquisition-related expense	0.0%	0.0%	0.2%
Restructuring	0.0%	1.1%	-0.7%
Non-GAAP income (loss) from operations as a percentage of revenue	4.2%	15.5%	-25.2%

GAAP net income (loss)	$(4,654)	$4,703	$(19,359)
Stock-based compensation expense	4,415	4,797	4,820
Amortization of intangible assets	1,946	2,132	1,647
Depreciation expense for abandoned facility	—	—	—
Acquisition-related expense	—	—	107
Restructuring	—	842	(339)
Gain on sale of domain name	—	(896)	—
Non-GAAP net income (loss)	$1,707	$11,578	$(13,124)

Diluted earnings per share or (loss) per share
GAAP	$(0.09)	$0.09	$(0.39)
Non-GAAP	$0.03	$0.23	$(0.27)

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute diluted earnings per share or (loss) per share	49,484	49,906	49,423
Non-GAAP shares used to compute diluted earnings per share or (loss) per share	49,685	49,906	49,423

 SONUS NETWORKS, INC.

 Reconciliation of Non-GAAP and GAAP Financial Measures - Guidance

 (in millions, except percentages and per share amounts)

 (unaudited)

	Three months ending
	June 30, 2016
	Range

Revenue	$59	$60

Gross margin
GAAP outlook	65.2%	65.2%
Stock-based compensation expense	0.8%	0.8%
Amortization of intangible assets	2.5%	2.5%
Non-GAAP guidance	68.5%	68.5%

Operating expenses
GAAP outlook	$43.0	$44.0
Stock-based compensation expense	(4.7)	(4.7)
Amortization of intangible assets	(0.3)	(0.3)
Non-GAAP guidance	$38.0	$39.0

Loss per share
GAAP outlook	$(0.11)	$(0.10)
Stock-based compensation expense	0.10	0.10
Amortization of intangible assets	0.04	0.04
Non-GAAP guidance	$0.03	$0.04

	Year ending December 31, 2016
	Range

Revenue	$255	$265

Income (loss) per share
GAAP outlook	$(0.26)	$(0.19)
Stock-based compensation expense	0.38	0.38
Amortization of intangible assets	0.15	0.15
Non-GAAP guidance	$0.27	$0.34